Exhibit 99.1

The Container Store Group, Inc. Announces First Quarter Fiscal 2018 Financial Results

Net Sales up 6.9%; Comparable Store Sales up 4.7%

EPS of ($0.14); Adjusted EPS improves to ($0.08) from ($0.11) in the prior year period

Launches Next-Generation Redesigned Store in Dallas

Raises Fiscal 2018 Outlook

Coppell, TX — July 31, 2018 — The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today announced financial results for the first quarter of fiscal 2018 ended June 30, 2018.

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Consolidated net sales were $195.8 million, up 6.9%.  Net sales in The Container Store retail business (“TCS”) were $180.1 million, up 7.8%.  Elfa International AB (“Elfa”) third-party net sales were $15.7 million, down 1.9%.

•

Comparable store sales were up 4.7%.  This includes an approximate 190 basis point benefit from recognition of Custom Closets orders placed in the fourth quarter of fiscal 2017 that were delivered and installed in the first quarter of fiscal 2018.

•

Consolidated net loss and net loss per share (“EPS”) were $6.8 million and ($0.14) compared with $7.7 million and ($0.16), respectively, in the first quarter of fiscal 2017.  Adjusted net loss per share (“Adjusted EPS”) was ($0.08) compared with ($0.11) in the first quarter of fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

•

Adjusted EBITDA, which excludes Optimization Plan costs, among other adjustments (see Reconciliation of GAAP to Non-GAAP Financial Measures table), increased 92.7% to $12.4 million from $6.4 million in the prior year period, primarily driven by consolidated gross margin expansion of 200 basis points and an 80 basis point improvement in SG&A expense as a percentage of consolidated net sales.

“We are very pleased that our strong fiscal fourth quarter momentum carried through the first quarter of fiscal 2018 with improving trends in our Custom Closets business as well as ongoing positive comparable store sales contribution from our other product categories, as our sales revitalization and optimization initiatives continued to deliver positive results.  These broad-reaching initiatives span product and visual merchandising, marketing campaigns, our stores – including the exciting redesign of our Dallas flagship store, which was completed in June 2018 -  and e-commerce channels as well as our product costs and overall expenses,” said Melissa Reiff, Chief Executive Officer.

Reiff added, “We are encouraged by our progress and excited about the opportunities that lie ahead. Our entire organization is focused on the disciplined execution of our strategy and each of our initiatives as we realize our vision to be a beloved brand and the first choice for customized organization solutions and services.  Given our strong start to the year we are raising our top and bottom line outlook for fiscal 2018.”

New and Existing Stores

During the first quarter of fiscal 2018, the Company opened one new store in Bridgewater, New Jersey. During the remainder of fiscal 2018, the Company plans to open one additional location in Oklahoma City, Oklahoma and also plans to relocate its Cherry Creek store in Denver, Colorado and its Tysons Corner, Virginia store.

First Quarter Fiscal 2018 Results

For the first quarter (thirteen weeks) ended June 30, 2018:

•

Consolidated net sales were $195.8 million, up 6.9% as compared to the first quarter of fiscal 2017. Net sales at TCS were $180.1 million, up 7.8%, with the increase driven by a comparable store sales increase of 4.7%, as well as incremental net sales from new stores. Elfa third-party net sales were $15.7 million, down 1.9% compared to the first quarter ended July 1, 2017, primarily due to lower sales in Nordic and other markets, partially offset by the positive impact of foreign currency translation during the quarter which increased third-party net sales by 1.2%.

•

Consolidated gross margin was 58.6%, an increase of 200 basis points compared to the first quarter of fiscal 2017. TCS gross margin increased 140 basis points to 57.9%, primarily due to lower cost of goods associated with the Optimization Plan. Elfa gross margin declined 170 basis points primarily due to higher direct materials costs, partially offset by production efficiencies. On a consolidated basis, gross margin increased 200 basis points primarily due to increased sales of higher-margin elfa® products during the first quarter of fiscal 2018.

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Consolidated selling, general and administrative expenses (“SG&A”) increased by 10.3% to $106.6 million from $96.6 million in the first quarter of fiscal 2017. SG&A as a percentage of net sales increased 160 basis points. This was primarily due to the final consulting costs incurred as part of the implementation of the Optimization Plan, which contributed 240 basis points to the increase in the first quarter of fiscal 2018. The increase was partially offset by an 80 basis point improvement in SG&A expense as a percentage of net sales primarily due to ongoing savings and efficiency efforts.

•

Pre-opening costs decreased to $0.3 million in the first quarter of fiscal 2018 compared to $1.4 million in the first quarter of fiscal 2017. The Company opened one new store in each of the first quarters of fiscal 2018 and 2017.  The decrease is primarily due to the incurrence of pre-opening costs in the first quarter of fiscal 2017 for a store that opened early in the second quarter of fiscal 2017.

•

Other expenses decreased to $0.2 million in the first quarter of fiscal 2018 compared to $3.5 million in the first quarter of fiscal 2017. The decrease is due to severance costs incurred in the first quarter of fiscal 2017 to implement the Optimization Plan.

•

Consolidated net interest expense increased 87% to $7.9 million in the first quarter of fiscal 2018 from $4.2 million in the first quarter of fiscal 2017 due to the amendment of our Senior Secured Term Loan Facility in fiscal 2017, which increased the applicable interest rate margins.

•

The effective tax rate was 34.0%, as compared to 37.4% in the first quarter ended July 1, 2017. The decrease in the effective tax rate is primarily due to lower statutory rates as a result of the Tax Cuts and Jobs Act enacted in fiscal 2017, partially offset by a benefit for the remeasurement of deferred tax balances recorded in the first quarter of fiscal 2018 as a result of a change in the Swedish tax rate.

•

Net loss was $6.8 million, or ($0.14) per share, in the first quarter of fiscal 2018 compared to net loss of $7.7 million, or ($0.16) per share in the first quarter of fiscal 2017. Adjusted net loss was $4.0 million, or ($0.08) per share, in the first quarter of fiscal 2018 compared to adjusted net loss of $5.5 million, or ($0.11) per share in the first quarter of fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

•	Adjusted EBITDA was $12.4 million in the first quarter of fiscal 2018 compared to $6.4 million in the first quarter of fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

Balance sheet and liquidity highlights:

(In thousands)	June 30, 2018	July 1, 2017
Cash	$14,102	$7,216
Total debt, net of deferred financing costs	$299,707	$324,552
Liquidity (1)	$84,710	$87,698
Free cash flow (2)	$(7,776)	$(9,962)

(1) Cash plus availability on revolving credit facilities

(2) Represents fiscal first quarter thirteen-week periods only. See reconciliation of GAAP to Non-GAAP Measures table

Outlook

The Company is raising its outlook for fiscal 2018 as follows:

	Current Outlook	Prior Outlook
Net sales	$890 million to $900 million	$880 million to $890 million
Net new store openings	4, including 2 relocations	4, including 2 relocations
Comparable store sales	Up 1.5% to up 2.5%	Flat to up 1%
Net income per common share (1)	$0.30 to $0.40	$0.27 to $0.37
Adjusted net income per common share (2)	$0.38 to $0.48	$0.35 to $0.45
Assumed tax rate (3)	30%	30%
Estimated share count	49 million	49 million

(1) Includes $4.9 million of consulting costs to complete the fiscal 2017 Optimization Plan, or $0.08 per diluted share, which was incurred in the first quarter of fiscal 2018.

(2) See Reconciliation of GAAP to Non-GAAP Financial Measures Table.

(3) During fiscal 2017, the Company recorded provisional estimates for remeasurement of deferred tax balances and for transition taxes on foreign earnings. The Company is currently not able to estimate any future adjustments to the provisional amount recognized for the remeasurement of deferred tax balances or future adjustments to transition taxes on foreign earnings, which is permissible during the allotted one-year measurement period under the Tax Act, ending on December 22, 2018. Accordingly, the assumed tax rate does not reflect any impact of any potential future adjustments to the provisional amounts initially recorded.

Conference Call Information

A conference call to discuss first quarter fiscal 2018 financial results is scheduled for today, July 31, 2018, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407‑3982 (international callers please dial (201) 493‑6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.containerstore.com.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512‑2921 (international callers please dial (412) 317‑6671). The pin number to access the telephone replay is 13681548. The replay will be available until August 31, 2018.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about our future opportunities; expectations regarding our goals, strategies, priorities and initiatives; becoming the first choice for customized organization solutions and services; expectations regarding new store openings and relocations; and anticipated financial performance and tax rate for fiscal 2018.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our optimization plan may not result in improved sales and profitability; our inability to open or relocate new stores, or remodel existing stores, in the timeframe and at the locations we anticipate; overall decline in the health of the economy, consumer spending, and the housing market; our inability to manage costs and risks relating to new store openings; our inability to source and market new products to meet consumer preferences; our failure to achieve or maintain profitability; risks relating to the opening of a  second distribution center; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; our vulnerability to natural disasters and other unexpected events; our reliance upon independent third party transportation providers; our inability to protect our brand; our failure to successfully anticipate consumer preferences and demand; our inability to manage our growth; inability to locate available retail store sites on terms acceptable to us; our inability to maintain sufficient levels of cash flow to meet growth expectations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; fluctuations in currency exchange rates; our inability to effectively manage our online sales; competition from other stores and internet based competition; our inability to obtain merchandise on a timely basis at competitive prices as a result of changes in vendor relationships; vendors may sell similar or identical products to our competitors; our reliance on key executive management, and the transition in our executive leadership; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; our dependence on foreign imports for our merchandise; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti bribery and anti-kickback laws; our indebtedness may restrict our current and future operations, and we may not be able to refinance our debt on favorable terms, or at all; effects of tax reform; and uncertainty with respect to tax and trade policies, tariffs and government regulations affecting trade between the United States and other countries.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10‑K filed with the Securities and Exchange Commission, or SEC, on May 31, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About The Container Store

The Container Store (NYSE: TCS) is the nation’s leading retailer of storage and organization products — a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to save space and time, a suite of custom closet systems and an array of digital shopping services. Visit www.containerstore.com for more information about store locations, the product collection and services offered. Visit www.containerstore.com/blog for real solutions from the really organized and www.whatwestandfor.com to learn more about the company’s unique culture.

The Container Store Group, Inc.

Consolidated statements of operations

(In thousands, except share and	Thirteen Weeks Ended
per share amounts) (unaudited)	June 30, 2018	July 1, 2017
Net sales	$195,823	$183,068
Cost of sales (excluding depreciation and amortization)	81,052	79,458
Gross profit	114,771	103,610
Selling, general, and administrative expenses (excluding depreciation and amortization)	106,605	96,640
Stock-based compensation	586	494
Pre-opening costs	346	1,386
Depreciation and amortization	9,337	9,542
Other expenses	193	3,534
Loss on disposal of assets	40	51
Loss from operations	(2,336)	(8,037)
Interest expense	7,908	4,225
Loss before taxes	(10,244)	(12,262)
Benefit for income taxes	(3,480)	(4,585)
Net loss	$(6,764)	$(7,677)
Net loss per common share - basic and diluted	$(0.14)	$(0.16)
Weighted-average common shares - basic and diluted	48,138,907	48,047,937

The Container Store Group, Inc.

Consolidated balance sheets

	June 30,	March 31,	July 1,
(In thousands)	2018	2018	2017
Assets	(unaudited)		(unaudited)
Current assets:
Cash	$14,102	$8,399	$7,216
Accounts receivable, net	24,840	25,528	27,490
Inventory	104,135	97,362	105,006
Prepaid expenses	10,842	11,281	16,131
Income taxes receivable	812	15	668
Other current assets	12,577	11,609	13,683
Total current assets	167,308	154,194	170,194
Noncurrent assets:
Property and equipment, net	151,455	158,389	163,876
Goodwill	202,815	202,815	202,815
Trade names	226,613	229,401	229,009
Deferred financing costs, net	294	312	297
Noncurrent deferred tax assets, net	2,101	2,404	2,226
Other assets	1,777	1,854	1,824
Total noncurrent assets	585,055	595,175	600,047
Total assets	$752,363	$749,369	$770,241

The Container Store Group, Inc.

Consolidated balance sheets (continued)

	June 30,	March 31,	July 1,
(In thousands, except share and per share amounts)	2018	2018	2017
Liabilities and shareholders’ equity	(unaudited)		(unaudited)
Current liabilities:
Accounts payable	$52,215	$43,692	$43,445
Accrued liabilities	69,828	70,494	69,601
Revolving lines of credit	889	—	2,729
Current portion of long-term debt	7,780	7,771	5,448
Income taxes payable	2,019	4,580	1,297
Other current liabilities	1,989	—	—
Total current liabilities	134,720	126,537	122,520
Noncurrent liabilities:
Long-term debt	291,038	277,394	316,375
Noncurrent deferred tax liabilities, net	49,378	54,839	77,712
Deferred rent and other long-term liabilities	41,337	41,892	33,742
Total noncurrent liabilities	381,753	374,125	427,829
Total liabilities	516,473	500,662	550,349
Shareholders’ equity:
Common stock, $0.01 par value, 250,000,000 shares authorized; 48,138,907 shares issued at June 30, 2018; 48,072,187 shares issued at March 31, 2018; 48,052,900 shares issued at July 1, 2017	481	481	481
Additional paid-in capital	861,726	861,263	859,638
Accumulated other comprehensive loss	(24,239)	(17,316)	(17,401)
Retained deficit	(602,078)	(595,721)	(622,826)
Total shareholders’ equity	235,890	248,707	219,892
Total liabilities and shareholders’ equity	$752,363	$749,369	$770,241

The Container Store Group, Inc.

Consolidated statements of cash flows

	Thirteen Weeks Ended
	June 30,	July 1,
(In thousands) (unaudited)	2018	2017
Operating activities
Net loss	$(6,764)	$(7,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,337	9,542
Stock-based compensation	586	494
Loss on disposal of assets	40	51
Deferred tax benefit	(3,874)	(4,573)
Noncash interest	759	480
Other	—	195
Changes in operating assets and liabilities:
Accounts receivable	110	744
Inventory	(9,975)	(350)
Prepaid expenses and other assets	(198)	(6,565)
Accounts payable and accrued liabilities	10,030	5,937
Income taxes	(3,303)	(2,120)
Other noncurrent liabilities	(68)	(939)
Net cash used in operating activities	(3,320)	(4,781)

Investing activities
Additions to property and equipment	(4,456)	(5,181)
Proceeds from sale of property and equipment	1	2
Net cash used in investing activities	(4,455)	(5,179)

Financing activities
Borrowings on revolving lines of credit	7,581	4,876
Payments on revolving lines of credit	(6,663)	(2,261)
Borrowings on long-term debt	15,000	5,000
Payments on long-term debt and capital leases	(1,954)	(1,350)
Payment of taxes with shares withheld upon restricted stock vesting	(122)	(39)
Net cash provided by financing activities	13,842	6,226

Effect of exchange rate changes on cash	(364)	214

Net increase (decrease) in cash	5,703	(3,520)
Cash at beginning of fiscal period	8,399	10,736
Cash at end of fiscal period	$14,102	$7,216
Supplemental information for non-cash investing and financing activities:
Purchases of property and equipment (included in accounts payable)	$852	$1,148
Capital lease obligation incurred	$4	$36

Note Regarding Non-GAAP Information

This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income (loss), adjusted net income (loss) per diluted share, Adjusted EBITDA, and free cash flow. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. These non-GAAP measures should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures are key metrics used by management, the Company’s board of directors, and Leonard Green and Partners, L.P., its controlling stockholder, to assess its financial performance.

The Company presents adjusted net income (loss), adjusted net income (loss) per diluted share, and Adjusted EBITDA because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance and because the Company believes it is useful for investors to see the measures that management uses to evaluate the Company. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. In evaluating these non-GAAP measures, you should be aware that in the future the Company will incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of these non-GAAP measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using non-GAAP measures supplementally. These non-GAAP measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The Company defines adjusted net income (loss) as net income (loss) available to common shareholders before distributions accumulated to preferred shareholders, stock-based compensation and other costs in connection with our IPO, charges related to an Elfa manufacturing facility closure, impairment charges related to intangible assets, losses on extinguishment of debt, certain gains on disposal of assets, certain management transition costs incurred and benefits realized, charges incurred as part of the implementation of our Optimization Plan, and the tax impact of these adjustments and other unusual or infrequent tax items. We define adjusted net income (loss) per diluted share as adjusted net income (loss) divided by the diluted weighted average common shares outstanding. We use adjusted net income (loss) and adjusted net income (loss) per diluted share to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We present adjusted net income (loss) and adjusted net income (loss) per diluted share because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance and because we believe it is useful for investors to see the measures that management uses to evaluate the Company.

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is calculated in accordance with its credit facilities and is one of the components for performance evaluation under its executive compensation programs. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash and other items that the Company does not consider in its evaluation of ongoing operating performance from period to period as discussed further below. The Company uses Adjusted EBITDA in connection with covenant compliance and executive performance evaluations, and to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. The Company believes it is useful for investors to see the measures that management uses to evaluate the Company, its executives and its covenant compliance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry.

The Company presents free cash flow, which the Company defines as net cash provided by (used in) operating activities in a period minus payments for property and equipment made in that period, because it believes it is a useful indicator of the Company’s overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. Accordingly, we believe that free cash flow provides useful information to investors in understanding and evaluating our liquidity in the same manner as management. Our definition of free cash flow is limited in that it does not solely represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.

The Container Store Group, Inc. Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(unaudited)

The table below reconciles the non-GAAP financial measures of adjusted net (loss) income and adjusted net (loss) income per diluted share with the most directly comparable GAAP financial measures of GAAP net (loss) income and GAAP net (loss) income per diluted share.

					Fiscal Year
	Thirteen Weeks Ended		Fiscal Year 2018 Outlook		Ended
	June 30, 2018	July 1, 2017	Low	High	March 31, 2018
Numerator:
Net (loss) income	$(6,764)	$(7,677)	$14,890	19,820	$19,428
Elfa manufacturing facility closure (a)	—	—	—	—	803
Loss on extinguishment of debt (b)	—	—	—	—	2,369
Optimization Plan implementation charges (c)	4,864	3,534	4,864	4,864	11,479
Taxes (d)	(2,112)	(1,331)	(1,270)	(1,270)	(20,485)
Adjusted net (loss) income	$(4,012)	$(5,474)	$18,484	$23,414	$13,594

Denominator:
Weighted average common shares outstanding — diluted	48,138,907	48,047,937	49,000,000	49,000,000	48,147,725

Net (loss) income per diluted share	$(0.14)	$(0.16)	$0.30	$0.40	$0.40
Adjusted net (loss) income per diluted share	$(0.08)	$(0.11)	$0.38	$0.48	$0.28

(a)	Charges related to the closure of an Elfa manufacturing facility in Lahti, Finland in fiscal 2017, recorded in other expenses, which we do not consider in our evaluation of our ongoing performance.
(b)

Loss recorded as a result of the amendments made to the Senior Secured Term Loan Facility and the Revolving Credit Facility in fiscal 2017, which we do not consider in our evaluation of our ongoing performance.

(c)

Charges incurred as part of the implementation of our Optimization Plan, which include certain consulting costs recorded in selling, general and administrative expenses in fiscal 2018 and fiscal 2017, cash severance payments associated with the elimination of certain full-time positions at the TCS segment recorded in other expenses in fiscal 2017, and cash severance payments associated with organizational realignment at the Elfa segment recorded in other expenses in fiscal 2017, which we do not consider in our evaluation of ongoing performance.

(d)

Tax impact of adjustments to net (loss) income, as well as the estimated impact of the Tax Cuts and Jobs Act enacted in fiscal 2017 and the tax benefit recorded in the first quarter of fiscal 2018 as a result of a reduction in the Swedish tax rate, which are considered to be unusual or infrequent tax items, all of which we do not consider in our evaluation of ongoing performance.

The table below reconciles the non-GAAP financial measure Adjusted EBITDA with the most directly comparable GAAP financial measure of GAAP net loss.

	Thirteen Weeks Ended
	June 30, 2018	July 1, 2017
Net loss	$(6,764)	$(7,677)
Depreciation and amortization	9,337	9,542
Interest expense	7,908	4,225
Income tax benefit	(3,480)	(4,585)
EBITDA	$7,001	$1,505
Pre-opening costs (a)	346	1,386
Noncash rent (b)	(637)	(461)
Stock-based compensation (c)	586	494
Foreign exchange losses (gains) (d)	38	(76)
Optimization Plan implementation charges (e)	4,864	3,534
Other adjustments (f)	193	48
Adjusted EBITDA	$12,391	$6,430

(a)

Non-capital expenditures associated with opening new stores and relocating stores, including rent, marketing expenses, travel and relocation costs, and training costs. We adjust for these costs to facilitate comparisons of our performance from period to period.

(b)

Reflects the extent to which our annual GAAP rent expense has been above or below our cash rent payment due to lease accounting adjustments. The adjustment varies depending on the average age of our lease portfolio (weighted for size), as our GAAP rent expense on younger leases typically exceeds our cash cost, while our GAAP rent expense on older leases is typically less than our cash cost.

(c)

Non-cash charges related to stock-based compensation programs, which vary from period to period depending on volume and vesting timing of awards. We adjust for these charges to facilitate comparisons from period to period.

(d)	Realized foreign exchange transactional gains/losses our management does not consider in our evaluation of our ongoing operations.
(e)

Charges incurred as part of the implementation of our Optimization Plan, which include certain consulting costs recorded in selling, general and administrative expenses in the first quarter of fiscal 2018, cash severance payments associated with the elimination of certain full-time positions at the TCS segment recorded in other expenses in the first quarter of fiscal 2017, and cash severance payments associated with organizational realignment at the Elfa segment recorded in other expenses in the first quarter of fiscal 2017, which we do not consider in our evaluation of ongoing performance.

(f)	Other adjustments include amounts our management does not consider in our evaluation of our ongoing operations, including certain severance and other charges.

The table below reconciles the non-GAAP financial measure of free cash flow with the most directly comparable GAAP financial measure of net cash provided by operating activities.

	Thirteen Weeks Ended
	June 30,	July 1,
	2018	2017
Net cash used in operating activities	$(3,320)	$(4,781)
Less: Additions to property and equipment	(4,456)	(5,181)
Free cash flow	$(7,776)	$(9,962)